                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  APRIL 6, 1999
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                       SPORTSNUTS.COM INTERNATIONAL, INC.
                       ----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                       333-14477                     87-0561426
----------------------------   ----------------------------   ----------------------------
(State or other jurisdiction     (Commission File Number)           (IRS Employer
     of incorporation)                                             Identification No.)


                    THE TOWERS AT SOUTH TOWNE #2, SUITE 550,
                10421 SOUTH 400 WEST, SALT LAKE CITY, UTAH 84095
                ------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (801) 816-2500


                                      None
         (Former name or former address, if changed since last report.)



The Registrant filed the 8-K to which this Amendment relates on April 20, 1999. In that filing, the Registrant stated that, for purposes of Item 7 therein, it would elect to file its financial Statements at a later date as permitted by
Item 7 of Form 8-K. This amendment is solely for purposes of filing the Registrant's Financial Statements.

Item 7. Financial Statements and Exhibits

(a) Audited Financial Statements of business acquired SPORTSNUTS.COM, Inc. as of and for the years ended December 31, 1998 and 1997

(b) Unaudited Financial Statements as of and for the three months ended March 31, 1999

(c)     Pro Forma Condensed and Combined Financial Statements

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of SPORTSNUTS.COM, Inc.

We have audited the accompanying balance sheets of SPORTSNUTS.COM, Inc. (a Delaware corporation) as of December 31 1998 and 1997, and the related statements of income, retained deficit, and cash flows for the years then ended. These financial statements are the responsibility of the management of SPORTSNUTS.COM, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPORTSNUTS.COM, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company incurred a loss from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, the Company's intangible assets, accumulated deficit, and expenses previously reported as $148,601, $1,866,635, and $1,940,582, respectively, in our audit report dated March 10, 1999 changed to $0, $2,015,235, and $2,039,078, respectively, for 1998. For
1997, the Company's intangible assets, accumulated deficit, and expenses previously reported as $48,361, $368,335, and $907,155, respectively, in our audit report dated March 10, 1999 changed to $0, $416,696, and $955,507, respectively. This reclassification was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this change.

/s/ Squire & Co.

Orem, Utah
June 16, 1999

SPORTSNUTS.COM, INC.
BALANCE SHEETS
December 31, 1998 and 1997

                                                        1998              1997
----------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Inventory                                          $    16,584       $    84,928
  Prepaid expenses                                        37,645                --
  Current portion-deferred tax asset                          --             5,009
                                                     -----------       -----------
Total current assets                                      54,229            89,937

FIXED ASSETS:
    Vehicles                                                  --            94,636
    Office equipment and furnishings                      59,343            51,396
    Computer equipment                                    53,981            18,782
                                                     -----------       -----------
                                                         113,324           164,814
    Accumulated depreciation                              21,754            14,292
                                                     -----------       -----------
        Net fixed assets                                  91,570           150,522

OTHER ASSETS:
  Long-term portion-deferred tax asset                        --            35,704
                                                     -----------       -----------

                                                     $   145,799       $   276,163
                                                     ===========       ===========

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Cash overdraft                                     $    48,203       $     2,306
  Accounts payable                                       195,200           109,046
  Accrued liabilities                                     47,345             2,311
  Current portion-notes payable                          301,618           324,977
  Deferred tax liability                                   1,258               188
                                                     -----------       -----------

    Total current liabilities                            593,624           438,828

LONG-TERM LIABILITIES:
  Notes payable                                               --           212,004
  Deferred tax liability                                      --             2,082
                                                     -----------       -----------

    Total long-term liabilities                               --           214,086

Stockholders' equity:
  Common stock 50,000,000 $.0001 par value
    shares authorized; 11,077,000 and 7,786,000
    issued and outstanding in 1998 and 1997,               1,125               779
    respectively
  Additional paid-in capital                           1,651,285            41,096
  Accumulated deficit                                 (2,015,235)         (416,696)
  Stock subscriptions receivable                         (85,000)           (1,930)
                                                     -----------       -----------
    Total stockholders' equity                          (447,825)         (376,751)
                                                     -----------       -----------
      Total liabilities and equity                   $   145,799       $   276,163
                                                     ===========       ===========

The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 1998 and 1997

                                                     1998              1997
-------------------------------------------------------------------------------
REVENUE FROM SALES                                $   535,634       $   539,189

OPERATING EXPENSES:
  Cost of sales                                       707,256           445,442
  General and administrative                          601,648           280,375
  Selling and marketing                               566,541           171,433
  Research and development                            163,633            58,317
                                                  -----------       -----------
    Total operating expenses                        2,039,078           955,507
                                                  -----------       -----------

      Loss from operations                         (1,503,444)         (416,318)

OTHER INCOME AND EXPENSE:
  Interest expense                                    (59,563)          (38,721)
  Gain on disposal of property and equipment            4,168                --
                                                  -----------       -----------
    Total other income and expenses                   (55,395)          (38,721)

      Loss before income tax benefit               (1,558,839)         (455,039)

INCOME TAX BENEFIT
  Current income tax expense                               --               100
  Deferred income tax expense (benefit)                39,701           (38,443)
                                                  -----------       -----------

    Net income tax benefit                             39,701           (38,343)
                                                  -----------       -----------

Net Loss                                          $(1,598,540)      $  (416,696)
                                                  ===========       ===========


The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
STATEMENTS OF STOCKHOLDERS EQUITY
December 31, 1998 and 1997

                                   Common Stock           Additional                       Stock
                            --------------------------      Paid-in      Accumulated    Subscription
                              Shares          Amount        Capital        Deficit       Receivable         Total
                            ----------------------------------------------------------------------------------------
Balances at January 1,
   1997                              --       $   --    $        --    $        --        $     --     $        --
  Issuance of common
    stock for
    subscription              3,860,000          386          1,544             --          (1,930)             --
    receivable
  Issuance of common
    stock for cash            3,926,000          393         39,552             --              --          39,945
   Net loss                                                               (416,696)                       (416,696)
                            --------------------------------------------------------------------------------------
Balances at December 31,
   1997                       7,786,000          779         41,096       (416,696)         (1,930)       (376,751)
  Issuance of common
    stock for cash and
    subscription              1,983,000          215        991,285             --         (85,000)        906,500
    receivable
  Conversion of
    long-term debt and
    accrued interest to
    common stock              1,178,000          118        553,918             --              --         554,306
  Issuance of common
    stock for services          130,000           13         64,987             --              --          65,000
  Receipt of cash for
    subscription                     --           --             --             --           1,930           1,930
    receivable
  Net loss                           --           --             --     (1,598,540)             --      (1,598,540)
                            --------------------------------------------------------------------------------------
Balances at December 31,
   1998                      11,077,000       $1,125    $ 1,651,235    $(2,015,236)       $(85,000)    $  (447,825)
                            ======================================================================================


The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1998 and 1997

                                                         1998             1997
----------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                           $(1,598,540)     $  (416,696)

   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                       18,459           14,292
       Non-cash operating activities                       83,369               --
       Deferred income taxes                               39,701          (38,443)
       Gain on disposal of fixed assets                    (4,168)              --
       (Increase) decrease in inventories                  68,344          (84,928)
       (Increase) in prepaid expenses                     (37,645)              --
       Increase in accounts payable                        86,154          109,046
       Increase in accrued liabilities                     45,034            2,311
                                                      -----------      -----------

          Total adjustments                               299,248            2,278
                                                      -----------      -----------

Net cash flows used by operating activities            (1,299,292)        (414,418)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash payments for the purchase of fixed assets         (46,283)        (164,814)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in cash overdraft                              45,897            2,306
   Proceeds from issuance of long-term debt               797,950          536,981
   Proceeds from issuance of common stock                 706,500           31,875
   Principal payments on long-term debt                  (404,772)              --
                                                      -----------      -----------
Net cash flows provided by financing activities         1,345,575          571,162
                                                      -----------      -----------

Net Increase in Cash and Equivalents                           --               --

Cash and Equivalents - Beginning of Year                       --               --
                                                      -----------      -----------

Cash and Equivalents - End of Year                    $        --      $        --
                                                      ===========      ===========



The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          This summary of significant accounting policies of SPORTSNUTS.COM, Inc. (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

          Business Depreciation - The Company was incorporated in the state of Utah on November 13, 1996 for the purpose of, but not limited to, sales and distribution of sporting goods and health food supplies through a network marketing strategy. The Company began operations as a Corporation on January 1, 1997. During 1998 the Company reincorporated into the State of Delaware.

          Sales Policy - Substantially all of the Company's sales are on a cash-for-service basis. Occasionally, sales are made on account for large-dollar service rendered.

          Inventory - Inventory consists of sporting goods and health food products. Inventory is stated at the lower of cost (first-in, first-out) or market value.

          Depreciation - Provisions for depreciation of equipment is computed on a straight-line method for financial reporting purposes. Depreciation for equipment is based upon estimated useful lives of five to ten years. Depreciation charged to operations were $18,459 and $14,292 for the years ended December 31, 1998 and 1997, respectively.

          Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

          Cash and Cash Equivalents - For the purpose of the statement of cash flows, cash and cash equivalents are defined as demand deposits at banks.

          Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts disclosed. Accordingly, actual results could differ from those estimates.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          Stock Options - The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its employee stock options rather than adopting the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-based Compensation. Under APB 25, because the exercise price of the Company's stock options equals the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

          Advertising Costs - Advertising costs are expensed during the year in which they are incurred. Advertising expenses were none and $35,332, respectively for the years ended December 31, 1998 and 1997.

          Comprehensive Income - In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. There were no items of other comprehensive income in 1998 or prior.

NOTE 2.   STOCK SUBSCRIPTIONS RECEIVABLE

          The Company issued in advance of receiving payment 170,000 shares of common stock with a value of $85,000 and 386,000 shares of common stock with the value of $1,930 receivable at December 31, 1998 and 1997, respectively. These amounts are classified as a contra equity since the stock subscription receivables mature in a reasonably short period of time.

NOTE 3.   ACCRUED LIABILITIES

          Accrued liabilities consist of the following:

                                                   1998        1997
                                                  -------------------
            Accrued payroll and related taxes
              and benefits                        $41,392     $ 2,311
            Accrued interest                        5,953          --
                                                  -------     -------

                Total accrued liabilities         $47,345     $ 2,311
                                                  =======     =======

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.   DEFERRED TAXES

          The Company files its income tax returns on a calendar year end using an accrual basis method of accounting. The principal timing difference result from differences in depreciation according to generally accepted accounting principles and depreciation allowed by tax law. Further differences are created by the treatment of corporate tax net operating loss carry-forward provisions. The net deferred tax asset as of December 31, 1998 was $373,990. A valuation allowance of $373,990 was established to account for the probability that the total deferred tax asset will not be realized in the future. As a result of the valuation allowance, the deferred tax asset as of December 31, 1998 was $0. The deferred tax liability at December 31, 1998 totaled $1,258.

          The net deferred tax asset as of December 31, 1997 was $79,129. A valuation allowance of $40,686 was established to account for the possibility that the total deferred tax asset will not be realized in the future. As a result of the valuation allowance, the net deferred tax asset as of December 31,1997 was $38,443.


          The Corporation's deductible temporary timing differences consist of the following:

                Net operating loss carryforward          $1,875,296
                Accumulated depreciation on property         25,163

            The Company has net operating losses to offset future income tax. If not used, these credits will expire as follows:

                                                  Expires          Amounts
                                                 ---------        ----------
                Federal net operating loss         2012           $  406,778
                Federal net operating loss         2013            1,468,518
                State net operating loss           2002              406,678
                State net operating loss           2003            1,468,518

          Deferred income tax expense for 1998 is the result of valuation allowances established for current year and prior year deferred tax assets.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.   NOTES PAYABLE

          The company owed a total of $301,618 and $536,981 on notes payable as of December 31, 1998 and 1997, respectively. A summary of the outstanding balances on notes payable as of December 31, 1998 is as follows:

                      Investor loan, 12% interest, secured        $ 122,036
                      by shareholder's personal guarantee,
                      matures December, 1999

                      Investor loan, 18% interest, secured           25,000
                      by shareholder's personal guarantee,
                      matures April, 1999

                      Investor loan, 15% interest, secured           27,582
                      by shareholder's personal guarantee,
                      matures February, 1999

                      Investor loan, 10% interest, secured           10,000
                      by shareholder's personal guarantee,
                      matures December, 1999

                      Investor loan, 0% interest, secured           100,000
                      by shareholder's personal guarantee,
                      matures January, 1999

                      Investor loan, 0% interest, secured            10,000
                      by shareholder's personal guarantee,
                      matures January, 1999

                      Note  payable, 0% interest, secured             7,000
                      by shareholder's personal guarantee,
                      matures January, 1999
                                                                  ---------

                                Total notes payable                 301,618

                                Less current portion               (301,618)
                                                                  ---------

                                  Long term portion               $    --
                                                                  =========

          An officer and director of the Company, has personally guaranteed the total amount of the indicated notes payable.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6.   RELATED PARTY TRANSACTIONS

          As of December 31, 1998, $294,618 of the notes payable reported in note 5 are debt agreements entered into with stockholders of the Company.

NOTE 7.   COMMON STOCK

          The Company issued 3,291,000 shares of $.0001 par value common stock during the year ending December 31, 1998. The issuance of these shares resulted in $906,500 in cash inflows and $619,306 in either debt reduction through convertible debentures or stock for services.

NOTE 8.   ADDITIONAL CASH FLOW STATEMENT DISCLOSURES

          The Company paid $47,078 and $38,721 of interest for notes payable and other miscellaneous debts, and $0 and $100 for taxes for the years ended December 31, 1998 and 1997, respectively.

          Non-cash transaction for the year ended December 31, 1998 included the following:

              $87,041 of debt was eliminated from the records of the company in exchange for certain fixed assets.

              $541,500 of debt was converted to common stock along with $12,536 of interest payable by issuing 1,348,000 shares of common stock.

              $65,000 of expenses were recorded on the records of the Company through the issuance of 130,000 shares of common stock.

              No non-cash transactions occurred during the year ended December 31, 1997.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9.   STOCK OPTIONS AND WARRANTS

          The Company adopted a stock option plan in 1998. In accordance with plan provisions, the Company may grant options to officers, directors, employees, and consultants of the Company for up to 20,000,000 shares of common stock. The original exercise price for options granted under the plan was $.50 with negotiated vesting periods. Options granted during the current year had market values equal to the option price at the date of the grant; therefore, no compensation expense was charged to operations. The options expire five years after date of grant.

          A summary of stock option activity, and related information for the year ended December 31, 1998 follows:

                                                               Outstanding Stock Options           Weighted-
                                           Shares           ------------------------------          Average
                                         Available           Number of            Price             Exercise
                                         for Grant            shares            Per Share            Price
                                        -----------         -----------        -----------        -----------
           Balance at January 1,
             1998                              --                  --               --                 --
               Plan authorization        20,000,000                --               --                 --
               Options granted           (9,420,000)          9,420,000            $.50               $.50
                                        -----------         -----------            -----              ----

           Balance at
             December 31, 1998           10,580,000           9,420,000            $.50               $.50
                                        =====================================================================

           Exercisable at
             December 31, 1998                                2,348,000            $.50               $.50
                                                            =================================================

          The weighted average fair value of options granted in the year ended December 31, 1998, was $.13. The weighted average remaining contractual life of the options outstanding and options exercisable at December 31, 1998 were 5 years, respectively.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


          Pro forma information regarding the effect of issuing stock options during the year on net income (loss) is required by Statement No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value of these options was estimated at the date of grant using a Minimum Value option pricing model with the following weighted average assumptions for 1998: risk-free interest rates of 5.63%; dividend yield of 0%; and a weighted-average expected life of the option of 5 years.

          For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. Because the effect of SFAS No. 123 is prospective, the initial impact on pro forma net income (loss) may not be representative of compensation expense in future years. Pro forma net loss for fiscal year 1998 was $1,852,339.

          During 1998, 9,420,000 stock options were granted at the exercise price of $.50. All options were outstanding and have a remaining contractual life of five years. At December 31, 1998, 2,348,000 options were exercisable.

          During 1998, 2,940,000 stock warrants were granted with some loans. The market price of the warrants was equal to the exercise price of $.50; therefore, no commission expense was deemed necessary. All warrants were outstanding at December 31, 1998.

NOTE 10.  RETAINED  DEFICIT AND NET OPERATING LOSS

          As shown in the accompanying financial statements, the Corporation incurred a net loss of $1,598,540 and $416,696 during the years ended December 31, 1998 and 1997, respectively. At December 31, 1998 and 1997, the Company's current liabilities exceeded its current assets by $539,395 and $348,891, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and/or financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

          The Company intends to obtain both debt and equity financing to sustain operations until sales can be increased enough to achieve profitability.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11.  SUBSEQUENT EVENTS

          In January 1999, the Company paid off the following notes payable outstanding at December 31, 1998:

                      Investor loan, 18% interest, secured        $ 25,000
                      by shareholder's personal guarantee,
                      Matures April, 1999

                      Investor loan, 12% interest, secured         122,036
                      by shareholder's personal guarantee,
                      Matures December, 1999

                      Investor loan, 15% interest, secured          27,582
                      by shareholder's personal guarantee,
                      Matures February, 1999

                      Investor loan, 0% interest, secured          100,000
                      by shareholder's personal guarantee,
                      Matures January, 1999

                      Investors loan, 0% interest, secured          10,000
                      by shareholder's personal guarantee,
                      Matures January, 1999

                      Note payable, 0% interest, secured             7,000
                      by shareholder's personal guarantee,
                      Matures January, 1999
                                                                  --------

                                Total notes paid                  $291,618
                                                                  ========

          On January 15, 1999, the board of directors of the Company voted unanimously to approve a 2 for 1 stock split. The stock split increased the number of shares issued and outstanding as of that date. The Company issued 3,119,000 shares (post-split) of no-par common stock for $1,535,500 during January and February 1999. The effect of the stock split has been retroactively reflected in the accompanying financial statements.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12.  RESTATEMENT OF FINANCIAL STATEMENTS

          Subsequent to the issuance of the audit report dated March 10, 1999, certain reclassifications were made on the balance sheets and statements of operations. These reclassifications consisted primarily of expensing certain costs associated with website development previously capitalized. These financial statements have been restated as follows:

                                                      1998              1997
                                                    ---------------------------
            Decrease in assets                      $(233,601)        $ (50,291)
            Decrease in stockholders' equity         (233,601)          (50,291)
            Increase in operating expenses            100,240            48,361

          This restatement results in an increase in net loss of $100,240 and $48,261 for the years ending December 31, 1998 and 1997, respectively.

Item 7. Financial Statements and Exhibits

(b) Unaudited Condensed Financial Statements as of and for the three months ended March 31, 1999

                              SPORTSNUTS.COM, Inc.

                        Unaudited Condensed Balance Sheet

                                 March 31, 1999

ASSETS
Current assets:
  Cash                                                                 $   247,929
  Inventories                                                               20,987
  Prepaid expenses                                                          60,020
                                                                       -----------
Total current assets                                                       328,936

Property and equipment, net                                                371,882
                                                                       -----------
                                                                       $   700,818
                                                                       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                     $   217,731
  Accrued liabilities                                                       48,603
                                                                       -----------
Total current liabilities                                                  266,334

Commitments and contingencies

Stockholders' equity:
  Common stock, $.0001 par value: 50,000,000 shares authorized;
    14,315,000 shares issued and outstanding                                 1,432
  Additional paid-in capital                                             3,269,979
  Accumulated deficit                                                   (2,836,927)
                                                                       -----------
Total stockholders' equity                                                 434,484
                                                                       -----------
                                                                       $   700,818
                                                                       ===========


See accompanying notes.

                              SPORTSNUTS.COM, Inc.

                   Unaudited Condensed Statement of Operations

                    For the three months ended March 31, 1999

Revenues                                                              $ 141,304

Operating expenses:
  Cost of sales                                                         123,613
  General and administrative                                            354,307
  Selling and marketing                                                 387,349
  Research and development                                               94,629
                                                                      ---------
                                                                        959,898
                                                                      ---------

Operating income                                                       (818,594)

Other income (expense):
  Interest expense                                                       (4,355)
                                                                      ---------

Loss before income taxes                                               (822,949)

Income tax benefit                                                        1,258
                                                                      ---------

Net loss                                                              $(821,691)
                                                                      =========


See accompanying notes.

                              SPORTSNUTS.COM, Inc.

                   Unaudited Condensed Statement of Cash Flows

                    For the three months ended March 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                            $  (821,691)
Adjustments to reconcile net income to net cash used
  in operating activities:
    Depreciation and amortization                                        56,100
    Deferred income taxes                                                (1,258)
    Changes in operating assets and liabilities:
      Increase in inventories                                            (4,403)
      Increase in prepaid expenses                                      (22,375)
      Increase in accounts payable                                       22,531
      Increase in accrued liabilities                                     1,258
                                                                    -----------
Net cash flows used in operating activities                            (769,838)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                    (336,412)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of cash overdraft                                             (48,203)
Principal payments on notes payable                                    (301,618)
Proceeds from issuance of common stock                                1,619,000
Proceeds from stock subscription receivable                              85,000
                                                                    -----------
Net cash flows provided by financing activities                       1,354,179
                                                                    -----------
Net increase in cash                                                    247,929
Cash at beginning of period                                                --
                                                                    -----------
Cash at end of period                                               $   247,929
                                                                    ===========


See accompanying notes.

                              SPORTSNUTS.COM, Inc.

                          Notes to Financial Statements

                                 March 31, 1999
                                   (Unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF ORGANIZATION AND BUSINESS

The Company was incorporated under the laws of the State of Utah on November 13, 1996. During 1998 the Company reincorporated in the State of Delaware. The Company is engaged in the sale and distribution of sporting goods and health food supplies via the internet and network marketing channels.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-X. Accordingly, certain information and footnote disclosures have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and footnotes included herein this Form 8-K/A.

In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for interim periods are not indicative of the results of operations to be expected for a full year.

2. RETAINED DEFICIT AND NET OPERATING LOSS

As shown in the accompanying financial statements, the Corporation incurred a net loss of $1,598,540 and $416,696 during the years ended December 31, 1998 and 1997, respectively. At December 31, 1998 and 1997, the Company's current liabilities exceeded its current assets by $539,395 and $348,891, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and/or financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company intends to obtain both debt and equity financing to sustain operations until sales can be increased enough to achieve profitability.

                              SPORTSNUTS.COM, Inc.

                          Notes to Financial Statements


3. DEBT

For the three months ended March 31, 1999, the Company paid off $301,618 in notes payable that were outstanding at December 31, 1998.

4. STOCKHOLDERS' EQUITY

ISSUANCES OF COMMON STOCK

For the three months ended March 31, 1999, the Company issued 3,238,000 shares of common stock for net proceeds of $1,619,000.

STOCK SUBSCRIPTIONS RECEIVABLE

The Company issued in advance of receiving payment 170,000 shares of common stock with a value of $85,000 for the year ended December 31, 1998 and 386,000 shares of common stock with a value of $1,930 receivable for the year ended December 31, 1997. As of March 31, 1999, no amounts were outstanding.

5. SUBSEQUENT EVENT

MERGERS AND ACQUISITIONS

On April 6, 1999, the Registrant acquired (the "Acquisition") approximately eighty one percent (81%) of the outstanding capital stock from accredited investors (the "Participating Shareholders") in SportsNuts.com, Inc., a Delaware corporation ("SportsNuts"). Additionally, the Registrant changed its name to SportsNuts.com International, Inc. Prior to the Acquisition of SportsNuts, the Registrant conducted no active business. SportsNuts is an internet based, "on line" sports club and retail distributor of sports, outdoor, and fitness related products, services, and information.

The Registrant intends to operate SportsNuts in a manner to continue the business that SportsNuts engaged in prior to the Acquisition. In connection with the Acquisition, the Registrant affected a 2.213 for 1 forward stock split (the "Forward Split") of all then currently outstanding shares of its common stock, $0.0001 par value (the "Common Stock"). The Forward Split resulted in an increase in the outstanding shares of the Registrant's Common Stock from 1,103,500 to 2,441,713 shares. Immediately prior to the Acquisition, the Registrant sold to accredited investors 1,000,000 post Forward Split shares of Common Stock at $1.00 per share to raise gross proceeds of $1,000,000 (the "Private Offering"). As part of the Acquisition, the Registrant issued 7,533,370 shares of Common Stock to the Participating Shareholders of SportsNuts in exchange for their collective 11,589,800 shares of SportsNuts common stock. Each Participating

                              SPORTSNUTS.COM, Inc.

                          Notes to Financial Statements


Shareholder of SportsNuts received 0.654904748 shares of the Registrant's Common Stock in exchange for each share of common stock of SportsNuts. Additionally, the Registrant issued to holders of warrants in SportsNuts who were also accredited investors (each a "Participating Warrant Holder") warrants for the purchase of 3,235,230 shares of the Registrant's Common Stock. Each Participating Warrant Holder received the right to purchase 0.654904748 shares of the Registrant's Common Stock in exchange for each share of SportsNuts common stock it was entitled to purchase pursuant to its SportsNuts warrants. In the future, the Registrant may issue up to an additional 1,709,432 shares of Common Stock to acquire the remaining 2,610,200 shares of Common Stock of SportsNuts that are currently held by the remaining shareholders (other than the Registrant).

Item 7. Financial Statements and Exhibits.

(c) Pro forma financial information.

                       SPORTSNUTS.COM INTERNATIONAL, INC.
                            (Formerly Durwood, Inc.)

          PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION

The following Unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of SPORTSNUTS.COM INTERNATIONAL, Inc. (Formerly Durwood, Inc.) (the "Company"). The SPORTSNUTS.COM, Inc. (SPORTSNUTS.COM) column in the following Unaudited pro forma condensed combined financial statements reflect the historical financial statements of SPORTSNUTS.COM restated to be consistent with the reporting periods of the Company.

The Unaudited pro forma condensed combined financial statements have been adjusted to reflect the acquisition of SPORTSNUTS.COM under the terms described in Item 1 of Form 8-K dated April 20, 1999, previously filed by the Company and incorporated herein by reference. The Unaudited pro forma condensed combined financial statements assume that the acquisition of SPORTSNUTS.COM occurred as of December 31, 1998 for the Unaudited pro forma condensed combined statements of operations and as of April 6, 1999 for the Unaudited pro forma condensed combined balance sheet.

The Unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes to such statements in the December 31, 1998 Annual Report on Form 10-K filed by the Company; and the acquisition of SPORTSNUTS.COM historical financial statements and notes thereto included herein. The Unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations had the acquisition occurred on the indicated dates nor do they purport to indicate the results of future operations of the Company.

The pro forma financial information has been prepared by the Company and all calculations have been made based upon assumptions deemed appropriate by the Company. In the opinion of management, all adjustments necessary to present fairly the Unaudited pro forma condensed combined financial statements have been made.

The adjustments being made to the following balance sheet and statement of operations are summarized as follows:

a) An adjustment was made to the balance sheet to reflect the revaluing of fixed assets and the capitalization of goodwill related to the acquisitions. The transactions are being accounted for using the Purchase method of accounting.

b) An adjustment was made to increase expenses related to amortization of goodwill used in the transaction.

                       SPORTSNUTS.COM INTERNATIONAL, INC.
                            (Formerly Durwood, Inc.)

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               AS OF April 6, 1999

                                                                                                 Pro Forma
                                         SPORTSNUTS.COM                                         Adjustments
                                         INTERNATIONAL,                                             and
                                         Inc. (Formerly                         Combined        Elimination        Pro Forma
                                         Durwood, Inc.)    SPORTSNUTS.COM         Total           Entries           Combined
                                         ------------------------------------------------------------------------------------
                                          (Unaudited)       (Unaudited)
ASSETS
Current assets:
  Cash                                    $ 1,000,330       $   247,929       $ 1,248,259       $        --       $ 1,248,259
  Inventories                                      --            20,987            20,987                              20,987
  Prepaid expenses                                 --            60,020            60,020                              60,020
                                         ------------------------------------------------------------------------------------
Total current assets                        1,000,330           328,936         1,329,266                           1,329,266

Property and equipment, net                        --           371,882           371,882                             371,882

Goodwill                                           --                --                --         7,181,068         7,181,068
                                         ------------------------------------------------------------------------------------

                                          $ 1,000,330       $   700,818       $ 1,701,148       $ 7,181,068       $ 8,882,216
                                         ====================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                        $        --       $   217,731       $   217,731       $        --       $   217,731
  Accrued liabilities                              --            48,603            48,603                              48,603
                                         ------------------------------------------------------------------------------------
Total current liabilities                          --           266,334           266,334                             266,334

Commitments and contingencies

Minority interest                                  --                --                --            82,552            82,552

Stockholders' equity:
  Common stock                                  3,442             1,432             4,874             7,533
                                                                                                     (1,432)           10,975
  Additional paid-in capital                1,046,196         3,269,979         4,316,175         7,525,467
                                                                                                 (3,269,979)        8,571,663
  Accumulated deficit                         (49,308)       (2,836,927)       (2,886,235)        2,836,927           (49,308)
                                         ------------------------------------------------------------------------------------
Total stockholders' equity                  1,000,330           434,484         1,434,814         7,098,516         8,533,330
                                         ------------------------------------------------------------------------------------
                                          $ 1,000,330       $   700,818       $ 1,701,148       $ 7,181,068       $ 8,882,216
                                         ====================================================================================

                       SPORTSNUTS.COM INTERNATIONAL, Inc.
                            (Formerly Durwood, Inc.)

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                         Pro Forma
                                 SPORTSNUTS.COM                                         Adjustments
                                 INTERNATIONAL,                                            and
                                 Inc. (Formerly       SPORTS           Combined         Elimination      Pro Forma
                                 Durwood, Inc.)      NUTS.COM            Total            Entries         Combined
                                 -----------------------------------------------------------------------------------
Revenues                          $        --       $   535,634       $   535,634                        $   535,634

Operating expenses:
  Cost of sales                            --           707,256           707,256                            707,256
  General and administrative               --           625,680           625,680                            625,680
  Selling and marketing                    --           566,541           566,541                            566,541
  Research and development                 --            40,232            40,232                             40,232
  Goodwill amortization                    --                --                --         1,436,214        1,436,214
                                  -----------       -----------       -----------                        -----------
                                           --         1,939,709         1,939,709                          3,375,923
                                  -----------       -----------       -----------                        -----------

Operating income                           --        (1,404,075)       (1,404,075)                        (2,840,289)

Other income (expense):
  Interest expense                         --           (59,563)          (59,563)                           (59,563)
  Gain on disposal of
    property and equipment                 --             5,040             5,040                              5,040
                                  -----------       -----------       -----------                        -----------

Loss from continuing
  operations                               --        (1,458,598)       (1,458,598)                        (2,894,812)
Loss from discontinued
  operations                          (25,534)               --           (25,534)                           (25,534)
                                  -----------       -----------       -----------                        -----------

Net loss                          $   (25,534)      $(1,458,598)      $(1,484,132)                       $(2,920,346)
                                  ===========       ===========       ===========                        ===========

Basic and diluted net
  loss per common share                                                                                  $      (.30)
                                                                                                         ===========

Weighted-average shares
  outstanding                                                                                              9,696,093
                                                                                                         ===========

                                INDEX TO EXHIBITS

 NUMBER        EXHIBITS FILED WITH THIS REPORT
 None

               PREVIOUSLY FILED EXHIBITS WITH THE PRIOR FORM 8-K FILED APRIL 20, 1999

 NUMBER

  2.1 Agreement and Plan of Reorganization dated as of April 6, 1999, among Durwood, Inc., SportsNuts, and Darren Heiselt, a shareholder of Durwood, Inc., which includes as an exhibit the Restated Certificate of Incorporation of the Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPORTSNUTS.COM INTERNATIONAL, INC.
                                             (Formerly Durwood, Inc.)

Date: APRIL 20, 1999                         By /s/ KENNETH DENOS
--------------------                         Kenneth Denos, Executive Vice
                                             President